Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2022, relating to the consolidated financial statements of Celsion Corporation appearing in the entity’s Annual Report on Form 10-K as of and for the years ended December 31, 2021 and 2020.

/s/ Withum Smith + Brown, PC

WithumSmith+Brown, PC

East Brunswick, New Jersey

August 15, 2022